Exhibit 99.2

FORM OF INSTRUCTIONS

AS TO USE OF

HOWARD BANCORP, INC.

RIGHTS CERTIFICATES

CONSULT REGISTRAR AND TRANSFER COMPANY OR YOUR BANK, BROKER, DEALER OR OTHER NOMINEE AS TO ANY QUESTIONS

The following instructions relate to a rights offering (the “Rights Offering”) by Howard Bancorp, Inc., a Maryland corporation (“Howard Bancorp”), to the holders of record (the “Recordholders”) of its common stock, par value $0.01 per share (the “Common Stock”), as described in the Howard Bancorp prospectus dated _______, 2012 (the “Prospectus”). Recordholders of Common Stock as of 5:00 p.m., Eastern Time, on [record date] (the “Record Date”) are receiving, at no charge, non-transferable subscription rights (the “Subscription Rights”) to subscribe for and purchase shares of Common Stock (the “Shares”). Howard Bancorp is offering an aggregate of ________ Shares in the Rights Offering.

Each Recordholder will receive one Subscription Right for each share of Common Stock owned of record as of 5:00 p.m., Eastern Time, on the Record Date. The Subscription Rights will expire, if not exercised prior to 5:00 p.m., Eastern Time, on [expiration date], unless extended to no later than [extension date] (as it may be extended, the “Expiration Time”). Each Subscription Right allows the holder thereof to subscribe for [ratio] shares of Common Stock (the “Basic Subscription Right”) at the cash price of $[subscription price] per full share (the “Subscription Price”). For example, if a Recordholder owned 100 shares of Common Stock as of 5:00 p.m., Eastern Time, on the Record Date, the Recordholder would receive 100 Subscription Rights and would have the right to purchase _____ shares of Common Stock (rounded down to ______ shares, with the total subscription payment being adjusted accordingly, as discussed below) for the Subscription Price.

If a holder purchases all of the shares of Common Stock available to such holder pursuant to the Basic Subscription Right, the holder may also exercise an Over-Subscription Privilege (the “Over-Subscription Privilege”) to purchase a portion of any Shares that are not purchased by our stockholders through the exercise of their Basic Subscription Rights (the “Unsubscribed Shares”). If, however, over-subscription requests exceed the number of shares of Common Stock available, we will allocate the available shares of Common Stock pro rata among the stockholders exercising the Over-Subscription Privilege in proportion to the number of shares of Common Stock owned by such stockholders of 5:00 p.m., Eastern Time, on the Record Date, relative to the number of shares owned on the Record Date by all stockholders exercising the Over-Subscription Privilege.

Each Recordholder will be required to submit payment in full for all the Shares such Recordholder wishes to buy with the Basic Subscription Right and the Over-Subscription Privilege. Because we will not know the total number of Unsubscribed Shares prior to the Expiration Time, if a Recordholder wishes to maximize the number of Shares purchased pursuant to the Recordholder’s Over-Subscription Privilege, the Recordholder will need to deliver payment in an amount equal to the aggregate Subscription Price for the maximum number of Shares available to the Recordholder, assuming that no other Recordholder has purchased any Shares pursuant to their Basic Subscription Right.

Fractional shares of Common Stock resulting from the exercise of the Basic Subscription Right and the Over-Subscription Privilege will be eliminated by rounding down to the nearest whole share, with the total Subscription Price being adjusted accordingly. Any excess subscription payments received by the Subscription Agent will be returned, without interest, as soon as practicable after the Expiration Time.

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Howard Bancorp will not be required to issue shares of our Common Stock to you if Registrar & Transfer Company, as Subscription Agent, does not receive your subscription payment and applicable subscription documents prior to the Expiration Time, regardless of when you send the subscription payment and related documents. Howard Bancorp may extend the Expiration Time by giving oral or written notice to the Subscription Agent on or before the Expiration Time. If Howard Bancorp elects to extend the Expiration Time, it will issue a press release announcing such extension no later the next business day after our board of directors determines to extend the Rights Offering. The Subscription Rights will be evidenced by non-transferable Subscription Rights certificates (the “Rights Certificates”).

The number of Subscription Rights to which you are entitled and the number of shares of common stock for which you may subscribe under your Basic Subscription Right is printed on the face of your Rights Certificate. You should indicate your wishes with regard to the exercise of your Subscription Rights, including any pursuant to the Over-Subscription Privilege, by completing the appropriate portions of your Rights Certificate and returning the certificate to the Subscription Agent in the envelope provided.

YOUR RIGHTS CERTIFICATE AND SUBSCRIPTION PRICE PAYMENT FOR EACH SUBSCRIPTION RIGHT THAT IS EXERCISED PURSUANT TO THE BASIC SUBSCRIPTION RIGHT PLUS THE FULL SUBSCRIPTION PRICE FOR ANY ADDITIONAL SHARES OF COMMON STOCK SUBSCRIBED FOR PURSUANT TO THE OVER-SUBSCRIPTION PRIVILEGE, INCLUDING FINAL CLEARANCE OF ANY CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT ON OR BEFORE THE EXPIRATION TIME. ONCE A RECORDHOLDER HAS EXERCISED THE BASIC SUBSCRIPTION RIGHT OR THE OVER-SUBSCRIPTION PRIVILEGE, SUCH EXERCISE MAY NOT BE REVOKED. SUBSCRIPTION RIGHTS NOT EXERCISED PRIOR TO THE EXPIRATION TIME WILL EXPIRE.

1. Method of Subscription-Exercise of Subscription Rights

To exercise Subscription Rights, complete your Rights Certificate and send the properly completed and executed Rights Certificate evidencing such Subscription Rights with any signatures required to be guaranteed so guaranteed, together with payment in full of the Subscription Price for each Share subscribed for pursuant to the Basic Subscription Right plus the full Subscription Price for any Unsubscribed Shares you elect to subscribe for pursuant to the Over-Subscription Privilege, to the Subscription Agent, on or prior to the Expiration Time. Payment of the Subscription Price will be held in a segregated account to be maintained by the Subscription Agent. All payments must be made in U.S. dollars for the full number of Shares being subscribed for (a) by personal check drawn upon a U.S. bank payable to “Registrar and Transfer Company,” (b) by certified check payable to “Registrar and Transfer Company” drawn upon Howard Bank, (c) by wire transfer of immediately available funds, to the account maintained by the Subscription Agent for purposes of accepting subscriptions in the Rights Offering as follows: ABA No. 031-201-360, further credit to Account No. 276-053-5977 at TD Bank, with an account name of “Registrar and Transfer Company FBO Howard Bancorp” (the “Subscription Account”). Any wire transfer should clearly indicate the identity of the subscriber who is paying the Subscription Price by wire transfer. Payments will be deemed to have been received upon (i) receipt by the Subscription Agent of any certified check drawn on Howard Bank, (ii) in the case of a personal check, receipt and clearance of such check, or (iii) receipt of collected funds in the Subscription Account designated above. If paying by personal check, please note that the funds paid thereby may take up to seven or more business days to clear. Accordingly, Subscription Rights holders who wish to pay the Subscription Price by means of personal check are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payment is received and clears by such date.

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The Rights Certificate and payment of the Subscription Price must be delivered to the Subscription Agent by one of the methods described below:

By Mail, Hand or Overnight Courier:

Registrar and Transfer Company

10 Commerce Drive

Cranford, NJ 07016

Attn: Reorg/Exchange Department

Telephone Number for Confirmation:

(800) 368-5948 (toll free)

Telephone Number for Information:

(800) 368-5948 (toll free)

E-mail Address for Information:

info@rtco.com

Delivery to an address other than that above does not constitute valid delivery. If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested.

By making arrangements with your bank, broker, dealer or other nominee for the delivery of funds on your behalf, you may also request such nominee to exercise the Rights Certificate on your behalf.

If you do not indicate the number of Subscription Rights being exercised, or do not forward full payment of the Subscription Price, then you will be deemed to have exercised your Subscription Rights with respect to the maximum number of whole Subscription Rights that may be exercised with the aggregate Subscription Price you delivered to the Subscription Agent. If your aggregate Subscription Price is greater than the amount you owe for exercise of your Basic Subscription Right in full, you will be deemed to have exercised your Over-Subscription Privilege to purchase the maximum number of Shares with your over-payment. If we do not apply your full Subscription Price payment to your purchase of Shares, the excess subscription payment received by the Subscription Agent will be returned to you, without interest or penalty, as soon as practicable but in any case within 90 days of the payment date.

Brokers, dealers, custodian banks and other nominee holders of Subscription Rights who exercise the Basic Subscription Right and the Over-Subscription Privilege on behalf of beneficial owners of Subscription Rights will be required to certify to the Subscription Agent and Howard Bancorp, in connection with the exercise of the Over-Subscription Privilege, as to the aggregate number of Subscription Rights that have been exercised pursuant to the Basic Subscription Right and the number of Shares that are being subscribed for pursuant to the Over-Subscription Privilege, by each beneficial owner of Subscription Rights (including such nominee itself) on whose behalf such nominee holder is acting.

Howard Bancorp can provide no assurances that each Recordholder will actually be entitled to purchase the number of Shares issuable upon the exercise of its Over-Subscription Privilege in full at the expiration of the Rights Offering. Howard Bancorp will not be able to satisfy a Recordholder’s exercise of the Over-Subscription Privilege if all of the stockholders exercise their Basic Subscription Rights in full, and we will only honor an Over-Subscription Privilege to the extent sufficient Shares are available following the exercise of Subscription Rights under the Basic Subscription Rights.

•	To the extent the aggregate Subscription Price of the maximum number of Unsubscribed Shares available to a Recordholder pursuant to the Over-Subscription Privilege is less than the amount the Recordholder actually paid in connection with the exercise of the Over-Subscription Privilege, the Recordholder will be allocated only the number of Unsubscribed Shares available to such Recordholder, as soon as practicable after the Expiration Time, and the Recordholder’s excess subscription payment received by the Subscription Agent will be returned, without interest or penalty, as soon as practicable but in any case within 90 days of the payment date.

•	To the extent the amount the Recordholder actually paid in connection with the exercise of the Over-Subscription Privilege is less than the aggregate Subscription Price of the maximum number of Unsubscribed Shares available to the Recordholder pursuant to the Over-Subscription Privilege, such Recordholder will be allocated the number of Unsubscribed Shares for which the Recordholder actually paid in connection with the Over-Subscription Privilege.

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2. Issuance of Common Stock and Excess Payment Deliveries

The following deliveries and payments will be made to the address shown on the face of your Rights Certificate, unless you provide instructions to the contrary in your Rights Certificate.

(a) Purchase Confirmation. As soon as practicable after the Expiration Time and the valid exercise of Subscription Rights, the Subscription Agent will mail to each exercising Recordholder a confirmation that the shares of Common Stock purchased pursuant to the Basic Subscription Right and the Over-Subscription Privilege have been credited to such stockholder electronically in book entry form (physical stock certificates will not be issued).

(b) Excess Subscription Payments. As soon as practicable after the Expiration Time and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected, any excess subscription payments received in payment of the Subscription Price by the Subscription Agent will be mailed to each Recordholder, without interest or penalty.

3. Sale or Transfer of Rights

The Subscription Rights granted to you are non-transferable and, therefore, you may not sell, transfer or assign your Subscription Rights to anyone.

4. Execution

(a) Execution by Registered Holder. The signature on the Rights Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Rights Certificate without any alteration or change whatsoever. Persons who sign the Rights Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

(b) Execution by Person Other than Registered Holder. If the Rights Certificate is executed by a person other than the holder named on the face of the Rights Certificate, proper evidence of authority of the person executing the Rights Certificate must accompany the same unless, for good cause, the Subscription Agent dispenses with proof of authority.

(c) Signature Guarantees. Your signature must be guaranteed by an institution participating in the Medallion Signature program if you specify special delivery instructions in the Rights Certificate.

5. Method of Delivery

The method of delivery of Rights Certificates and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Recordholder. However, if you elect to exercise your Subscription Rights, Howard Bancorp urges you to consider using a certified or cashier’s check or wire transfer of funds to ensure that the Subscription Agent receives your funds prior to the Expiration Time. If you send an uncertified check, payment will not be deemed to have been received by the Subscription Agent until the check has cleared, but if you send a certified or cashier’s check drawn upon a U.S. bank or wire or transfer funds directly to the Subscription Agent’s account, payment will be deemed to have been received by the Subscription Agent immediately upon receipt of such instruments and wire or transfer. Any personal check used to pay for shares of Common Stock must clear the appropriate financial institutions prior to the Expiration Time. The clearing house may require up to seven or more business days. Accordingly, Recordholders that wish to pay the Subscription Price by means of an uncertified personal check are urged to make payment sufficiently in advance of the Expiration Time to ensure such payment is received and clears by such date.

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6. Special Provisions Relating to the Delivery of Subscription Rights through the Depository Trust Company

In the case of Rights that are held of record through the Depository Trust Company (“DTC”), exercises of the Basic Subscription Right and of the Over-Subscription Privilege may be effected by instructing DTC to transfer Subscription Rights from the DTC account of such holder to the DTC account of the Subscription Agent, together with certification as to the aggregate number of Shares subscribed for pursuant to the Basic Subscription Right and the number of Unsubscribed Shares subscribed for pursuant to the Over-Subscription Privilege by each beneficial owner of Subscription Rights on whose behalf such nominee is acting, and payment of the Subscription Price for each Share subscribed for pursuant to the Basic Subscription Right and the Over-Subscription Privilege.

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